Exhibit 10.2

THIRD AMENDMENT TO MASTER SECURITY AGREEMENT NO. 5081099

This Third Amendment to Master Security Agreement No. 5081099 (this “Third Amendment”) is entered into as of June 23, 2010, by and between OXFORD FINANCE CORPORATION (“Secured Party”) and TENGION, INC. ("Debtor").  Secured Party has an office at 133 N. Fairfax Street, Alexandria, VA 22314.  Debtor is a corporation organized and existing under the laws of the state of Delaware.  Debtor's mailing address and chief place of business is 2900 Potshop Lane, Suite 100, East Norriton, PA 19403.

1.           DESCRIPTION OF EXISITNG INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Debtor to Secured Party, Debtor is indebted to Secured Party pursuant to a security agreement dated as of July 20, 2005, evidenced by, among other documents, a certain Master Security Agreement No. 5081099 dated as of July 20, 2005, between Debtor and Secured Party, as amended by that certain Amendment Agreement dated as of April 3, 2006, and as further amended by that certain Amendment Agreement dated as of December 28, 2006 (as amended, the “Security Agreement”).  Capitalized terms used by not otherwise defined herein shall have the same meaning as in the Security Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the obligations is secured by the Collateral described in the Security Agreement (together with any other collateral security granted to Secured Party, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the obligations shall be referred to as the “Existing Security Documents”.

3.           DESCRIPTION IN CHANGE IN TERMS.

A.	Amendments to Security Agreement

1	The Security Agreement shall be amended by deleting Section 5(b) in its entirety and substituting in lieu thereof the following:

Financial Statements, Reports and Certificates.  Debtor shall deliver to Secured Party via electronic mail to electronic mail addresses provided by Secured Party from time to time notifying Secured Party of the posting by the Debtor on the internet (Debtor’s website or via the EDGAR System maintained by the Securities and Exchange Commission (the “SEC”)) or electronic copies of the Debtor’s (i) quarterly unaudited balance sheets, income statements and cash flow statements and (ii) annual audited balance sheets, income statements and cash flow statements, certified without qualification (other than the inclusion of a going concern opinion) by a recognized firm of certified public accountants, within 5 business days after the statements are filed with the SEC. All such statements are to be prepared according to GAAP (subject, in the case of unaudited financial statements, to the absence of footnotes and normal year end audit adjustments) and in compliance with applicable SEC reporting requirements applicable to the preparation of financial statements.  All annual and quarterly financial statements delivered (or notice of delivery given) pursuant to this Section 5(b) shall be accompanied by a duly completed compliance certificate substantially consistent with the form of document attached hereto as Schedule A signed by Debtor’s chief financial officer or principal financial officer, certifying that at the end of such period, Debtor was in full compliance with all of the terms and conditions of this Agreement.  Additionally, Debtor will deliver to Secured Party promptly upon request of Secured Party such other and additional information as Secured Party shall reasonably request from time to time.

Debtor will deliver to Secured Party, as soon as available and in any event not later than 60 days after the end of each fiscal year of Debtor, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for such fiscal year of Debtor, (ii) annual financial projections for such fiscal year (on a quarterly basis), together with any related business forecasts used in the preparation of such annual financial projections; in each case, as approved by the Debtor’s Board of Directors and (iii) such budgets, projections or other financial information as Secured Party may reasonably request from time to time generally prepared by Debtor in the ordinary course of business.

2	The phrase “Security Act of 1933” in the last line of Section 7(a)(xvii) of the Security Agreement is hereby replaced with the phrase “Security Exchange Act of 1934.”

3	The Security Agreement shall further be amended by adding the following as Section 8(k):

Confidentiality.  In handling any confidential information, Secured Party shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Secured Party’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Secured Party, collectively, “Secured Party Entities”); (b) to prospective transferees or purchasers of any interest in the Notes (provided, however, Secured Party shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Secured Party’s regulators or as otherwise required in connection with Secured Party’s examination or audit; (e) as Secured Party considers reasonable and appropriate in exercising remedies under the Security Documents; and (f) to third-party service providers of Secured Party so long as such service providers have executed a confidentiality agreement with Secured Party with terms no less restrictive than those contained herein.  Confidential information does not include information that is either: (i) in the public domain or in Secured Party’s possession when disclosed to Secured Party, or becomes part of the public domain after disclosure to Secured Party; or (ii) disclosed to Secured Party by a third party if Secured Party does not know that the third party is prohibited from disclosing the information.

4	The Schedule A Form of Compliance Certificate currently attached to the Security Agreement is hereby replaced in its entirety with the Schedule A Compliance Certificate attached as Exhibit A hereto.

4.           RATIFICATION OF PERFECTION CERTIFICATES.  Debtor hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 20, 2005, by Debtor and delivered to Secured Party, and acknowledges, confirms and agrees the disclosures and information Debtor provided to Secured Party in the Perfection Certificate have not changed, as of the date hereof.

5.           CONSISTENT CHANGES.  The Existing Security Documents are hereby amended wherever necessary to reflect the changes described above.

6.           RATIFICATION OF LOAN DOCUMENTS.  Debtor hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Secured Party, and confirms that the indebtedness secured thereby includes, without limitation, the obligations.

7.           NO DEFENSES OF BORROWER.  Debtor hereby acknowledges and agrees that Debtor has no offsets, defenses, claims, or counterclaims against Secured Party with respect to the obligations, or otherwise as of the date hereof, and that if Debtor now has, or ever did have, any offsets, defenses, claims, or counterclaims against Secured Party prior to the date hereof, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Debtor hereby RELEASES Secured Party from any liability thereunder.

8.           CONTINUING VALIDITY.  Debtor understands and agrees that in modifying the existing obligations, Secured Party is relying upon Debtor’s representations, warranties, and agreements, as set forth in the Existing Security Documents.  Except as expressly modified pursuant to this Third Amendment, the terms of the Existing Security Documents remain unchanged and in full force and effect.  Secured Party’s agreement to modifications to the existing obligations pursuant to this Third Amendment in no way shall Secured Party to make any future modifications to the obligations.  Nothing in this Third Amendment shall constitute a satisfaction of the obligations.  It is the intention of Secured Party and Debtor to retain as liable parties all makers of Existing Security Documents, unless the party is expressly released by Secured Party in writing.  No maker will be released by virtue of this Third Amendment.

9.           COUNTERSIGNATURE.  This Third Amendment shall become effective only when it shall have been executed by Debtor and Secured Party.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first written above.

DEBTOR:

TENGION, INC.

By /s/ Joseph W. La Barge

Name:  Joseph W. La Barge

Title:  Executive Director, Corporate Counsel

SECURED PARTY:

OXFORD FINANCE CORPORATION

By  /s/ T. A. Lex
Name:  T. A. Lex
Title:  Chief Operating Officer

EXHIBIT A

SCHEDULE A COMPLIANCE CERTIFICATE

EXHIBIT A COMPLIANCE CERTIFICATE

	TO:	[Lender(s)]
	FROM:	[Borrower(s) and each Guarantor(s) if applicable]

The undersigned authorized officer of ___________________________ hereby certifies that in accordance with the terms and conditions of the Master Security Agreement between Borrower, Guarantor, and Lender (the “Agreement”),

(i) Borrower and Guarantor are in complete compliance for the period ending _______________ with all required covenants except as noted below and

(ii)   Attached are the required documents, if any, supporting our certification(s).  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement		Complies
1)	Financial statements	Monthly within __ days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within __ days after Fiscal Year End		Yes	No	N/A
3)	Annual Financial Projections/Budget	Annually and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	10-K and 10-Q Filings	If applicable		Yes	No	N/A
6)	IP Report	If applicable		Yes	No	N/A
7)	Total amount of Borrower’s cash and cash equivalents		$_________

8)	Total amount of Borrower’s cash and cash equivalents maintained with Lender(s) as specified in Agreement.	If applicable	$_________	Yes	No	N/A

	Deposit and Securities Accounts	(Please list all accounts; attach separate sheet if additional space needed)
	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters
	Have there been any changes in management?			Yes	No
	Have there been any transfers/sales/disposals/retirement of Collateral or IP, which were not pre-approved by Lender?			Yes	No
	Have there been any new or pending claims or causes of action against Borrower?			Yes	No
Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDERS USE ONLY
	SIGNATURE	DATE
			Received by:		Verified by:

	TITLE		Date:			Date:

	(Rev. 3/23/10)		Compliance Status			Yes	No